Exhibit 99.1

Palo Alto Networks Reports Record Revenue on 70 Percent Year-over-Year

Revenue Growth in its Fiscal Second Quarter 2013

•	Fiscal second quarter revenue grows 70 percent year-over-year and 12 percent sequentially to reach a record $96.5 million

•	Adds over 1,000 new end-customers in fiscal second quarter, reaching over 11,000 total end-customers

•	Deferred revenue grows 92 percent year-over-year and 17 percent sequentially to reach $188.2 million

SANTA CLARA, Calif., February 28, 2013 – Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal second quarter of 2013 ended January 31, 2013.

Total revenue for the fiscal second quarter grew 70 percent year-over-year to $96.5 million, compared with $56.7 million in the fiscal second quarter of 2012. GAAP net loss for the fiscal second quarter was $2.6 million, or $0.04 per diluted share, compared with net income of $0.4 million, or $0.00 per diluted share, in the fiscal second quarter of 2012.

Palo Alto Networks recorded fiscal second quarter non-GAAP net income of $3.9 million, or $0.05 per diluted share, compared with non-GAAP net income of $2.5 million, or $0.04 per diluted share, in the fiscal second quarter of 2012. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“Our growth continues to prove that Palo Alto Networks is transforming the enterprise network security space with high value, disruptive technology,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “During the quarter, we again added over 1,000 new customers for the fifth consecutive quarter. This rate of adoption plus continued strong expansion in our existing accounts reinforces our position as the global leader in next- generation enterprise network security.”

Commenting on the company’s financial results, Steffan Tomlinson, chief financial officer of Palo Alto Networks, added, “In the second fiscal quarter we delivered strong revenue growth and continued to improve our operating margin on a sequential basis, demonstrating our ability to substantially outgrow the competition while driving increased leverage. Deferred revenue grew 92.2 percent year-over-year to reach $188.2 million, and we generated cash flow from operations of $34.5 million in the second fiscal quarter.”

Recent Highlights

•	Designated as a Leader in the Gartner 2013 Magic Quadrant for Enterprise Network Firewalls.

•	Expanded our partnership with Big Data market leader Splunk and initiated partnerships with information security leaders Mandiant and Bit9.

•	Awarded the Network Innovation Award for Next Gen Firewalls by the readers and editorial staff of TechTarget, a leading worldwide technology publication.

Conference Call Information

Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal second quarter of 2013 results and outlook for its fiscal third quarter of 2013 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (866) 761-0749 or (617) 614-2707 and entering the passcode 28731212. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 35051992.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding continued revenue growth and overall momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history, particularly as a new public company; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q filed with the SEC on December 10, 2012 which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense less the related tax effects. Non-GAAP diluted net income per share is defined as non-GAAP net income divided by the diluted weighted-average shares outstanding. Palo Alto Networks considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of share-based compensation expense so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only share-based compensation but also, from time to time, discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects associated with share-based compensation expense in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. There are a number of limitations related to the use of non-GAAP net income and non-GAAP diluted net income per share versus net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. First, non-GAAP net income and non-GAAP diluted net income per share exclude share-based compensation expense. Share-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Third, the components of the costs that Palo Alto Networks excludes in its calculation of non-GAAP net income and non-GAAP diluted net income per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto

Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks

Palo Alto Networks™ is the network security company. Its innovative platform allows enterprises, service providers, and government entities to secure their networks and safely enable the increasingly complex and rapidly growing number of applications running on their networks. The core of Palo Alto Networks platform is its Next-Generation Firewall, which delivers application, user, and content visibility and control integrated within the firewall through its proprietary hardware and software architecture. Palo Alto Networks products and services can address a broad range of network security requirements, from the data center to the network perimeter, as well as the distributed enterprise, which includes branch offices and a growing number of mobile devices. Palo Alto Networks products are used by more than 11,000 customers in over 100 countries. For more information, visit www.paloaltonetworks.com.

Palo Alto Networks, “The Network Security Company,” the Palo Alto Networks Logo, App-ID, GlobalProtect, and WildFire are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Mike Haro

Director of Corporate Communications

Palo Alto Networks

408-438-8628

mharo@paloaltonetworks.com

Investor Relations Contact:

Chris Danne/Maria Riley

The Blueshirt Group

415-217-7722

ir@paloaltonetworks.com

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2013	2012	2013	2012
Revenue:
Product	$61,944	$38,638	$117,458	$81,499
Services	34,555	18,045	64,975	32,297

Total revenue	96,499	56,683	182,433	113,796
Cost of revenue:
Product	16,636	10,248	31,052	20,558
Services	10,982	5,265	20,756	9,795

Total cost of revenue	27,618	15,513	51,808	30,353

Total gross profit	68,881	41,170	130,625	83,443
Operating expenses:
Research and development	15,495	8,514	28,807	16,362
Sales and marketing	45,796	25,612	88,403	47,980
General and administrative	9,747	5,768	18,703	10,925

Total operating expenses	71,038	39,894	135,913	75,267

Operating income (loss)	(2,157)	1,276	(5,288)	8,176
Interest income	116	2	214	4
Other expense, net	(60)	(566)	(230)	(1,030)

Income (loss) before income taxes	(2,101)	712	(5,304)	7,150
Provision for income taxes	512	288	824	2,610

Net income (loss)	$(2,613)	$424	$(6,128)	$4,540

Net income (loss) attributable to common stockholders	$(2,613)	$—	$(6,128)	$—

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.04)	$0.00	$(0.09)	$0.00

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted	67,651	17,192	67,225	16,948

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Quarter

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31, 2013				Three Months Ended January 31, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Net income (loss)	$(2,613)	$6,503	(a)	$3,890	$424	$2,047	(c)	$2,471

Net income (loss) attributable to common stockholders:
Basic	$(2,613)	$6,503	(a)	$3,890	$—	$695	(e)	$695

Diluted	$(2,613)	$6,503	(a)	$3,890	$—	$837	(e)	$837

Net income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$0.10	(a)	$0.06	$0.00	$0.04	(e)	$0.04

Diluted	$(0.04)	$0.09	(a)	$0.05	$0.00	$0.04	(e)	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	67,651	—		67,651	17,192	—		17,192

Diluted	67,651	9,833	(f)	77,484	17,192	5,335	(f)	22,527

	Six Months Ended January 31, 2013				Six Months Ended January 31, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Net income (loss)	$(6,128)	$12,966	(b)	$6,838	$4,540	$3,493	(d)	$8,033

Net income (loss) attributable to common stockholders:
Basic	$(6,128)	$12,966	(b)	$6,838	$—	$788	(e)	$788

Diluted	$(6,128)	$12,966	(b)	$6,838	$—	$957	(e)	$957

Net income (loss) per share attributable to common stockholders:
Basic	$(0.09)	$0.19	(b)	$0.10	$0.00	$0.05	(e)	$0.05

Diluted	$(0.09)	$0.18	(b)	$0.09	$0.00	$0.04	(e)	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	67,225	—		67,225	16,948	—		16,948

Diluted	67,225	10,430		77,655	16,948	5,459	(f)	22,407

(a)	To eliminate share-based compensation expense of $8,754 offset by related tax effect of share-based compensation of $2,251 for the three months ended January 31, 2013
(b)	To eliminate share-based compensation expense of $17,096 offset by related tax effect of share-based compensation of $4,130 for the six months ended January 31, 2013
(c)	To eliminate share-based compensation expense of $2,050 offset by related tax effect of share-based compensation of $3 for the three months ended January 31, 2012
(d)	To eliminate share-based compensation expense of $3,499 offset by related tax effect of share-based compensation of $6 for the six months ended January 31, 2012
(e)	Includes the effect of participating securities under the two-class method for determining net income (loss) attributable to common stockholders
(f)	Difference between weighted-average shares outstanding on a diluted basis under GAAP and non-GAAP due to application of the treasury stock method for dilutive shares

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	January 31, 2013	July 31, 2012
Assets
Current assets:
Cash and cash equivalents	$187,924	$322,642
Short-term investments	149,520	—
Accounts receivable, net of allowance for doubtful accounts	68,586	45,642
Prepaid expenses and other current assets	20,644	13,373

Total current assets	426,674	381,657
Property and equipment, net	25,980	20,979
Long-term investments	30,871	—
Other assets	6,624	5,168

Total assets	$490,149	$407,804

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,769	$9,214
Accrued liabilities	16,567	15,189
Accrued compensation	24,223	11,307
Deferred revenue	117,437	86,296

Total current liabilities	168,996	122,006
Deferred revenue – non-current	70,746	49,512
Other long-term liabilities	6,887	7,215
Stockholders’ equity:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	329,680	309,092
Accumulated other comprehensive loss	(11)	—
Accumulated deficit	(86,156)	(80,028)

Total stockholders’ equity	243,520	229,071

Total liabilities and stockholders’ equity	$490,149	$407,804

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended January 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(6,128)	$4,540
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,468	2,474
Amortization of investment premiums, net of accretion of purchase discounts	822	—
Share-based compensation for equity based awards	17,030	3,499
Excess tax benefit from share-based compensation	(106)	—
Change in fair value of preferred stock warrants	—	958
Changes in operating assets and liabilities:
Accounts receivable, net	(22,944)	5,604
Prepaid expenses and other assets	(7,290)	(5,094)
Accounts payable	1,716	(1,165)
Accrued and other liabilities	17,640	5,657
Deferred revenue	52,375	30,653
Reimbursement of leasehold improvements	—	577

Net cash provided by operating activities	57,583	47,703
Cash flows from investing activities
Purchase of property, equipment, and other assets	(10,236)	(7,063)
Purchase of investments	(252,633)	—
Proceeds from sales of investments	13,491	—
Proceeds from maturities of investments	57,150	—

Net cash used in investing activities	(192,228)	(7,063)
Cash flows from financing activities
Excess tax benefit from share-based compensation	106	—
Changes in restricted cash	—	1,221
Proceeds from exercise of stock options	2,554	469
Proceeds from settlement of note receivable	—	38
Repurchase of restricted common stock from employees	(35)	(63)
Payments of initial public offering costs	(2,698)	—

Net cash provided by (used in) financing activities	(73)	1,665
Net increase (decrease) in cash and cash equivalents	(134,718)	42,305
Cash and cash equivalents - beginning of period	322,642	40,517

Cash and cash equivalents - end of period	$187,924	$82,822